Exhibit 5.1

February 26, 2007

Rainmaker Systems, Inc.

900 East Hamilton Avenue, Suite 400

Campbell, California 95008

Re:	Rainmaker Systems, Inc. Registration Statement on Form S-3

Ladies and Gentleman:

We have acted as counsel to Rainmaker Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 26, 2007 pursuant to the Securities Act of 1933, as amended (the “Securities Act”) relating to the resale of up to 425,714 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, by those persons named under the caption “Selling Stockholders” in the prospectus (the “Prospectus”) included in the Registration Statement. Certain of the Shares (the “Option Shares”) are issuable under the Company’s 2003 Stock Incentive Plan (the “Plan”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

As such counsel and for purposes of our opinions set forth herein, we have examined and relied upon:

(i) the Registration Statement, including the Prospectus;

(ii) the Certificate of Incorporation of the Company, certified as of February 20, 2007 by the Secretary of State of the State of Delaware, and the bylaws of the Company as currently in effect as certified by the Secretary of the Company as of the date hereof;

(iii) the Plan;

(iv) a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company under the laws of the State of Delaware as of February 23, 2007;

and originals or copies of such other documents, resolutions, certificates and instruments of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth below. In addition, we have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination of the foregoing, we have assumed, without independent investigation: (i) the genuineness of all signatures and the authority of all persons or entities signing all documents examined by us; (ii) the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies; (iii) the authenticity and completeness of the originals of such latter documents; (iv) the legal capacity of all individuals executing documents; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion letter are true, correct and complete; and (vi) that the officers and directors of the Company have properly exercised their fiduciary duties. As to questions of fact material to this opinion letter, we have relied, without independent investigation or verification, upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Option Shares, when purchased and paid for pursuant to the Plan and the agreements that accompany each grant under the Plan, and the other Shares, in each case when sold by the Selling Stockholders as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, qualifications and exceptions set forth herein, we express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws, as currently in effect.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

This opinion letter has been prepared for your use solely in connection with the Registration Statement and may not be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion letter speaks as of the date hereof and through the date of effectiveness of the Registration Statement. We assume no obligation to advise you or any other person with regard to any change in the circumstances or the law after the date of effectiveness of the Registration Statement that may bear on the matters set forth herein even though the change may affect the legal analysis, legal conclusion or other matters in this opinion letter.

Very truly yours,

/s/ Paul, Hastings, Janofsky & Walker LLP